Exhibit 99.2

® CIT Second Quarter 2014 Financial Results July 22, 2014

Important Notices This presentation contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” and “continue,” or the negative of any of those words or similar expressions are intended to identify forward-looking statements. All statements contained in this presentation, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that CIT is unsuccessful in implementing its strategy and business plan, the risk that CIT is unable to react to and address key business and regulatory issues, the risk that CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements, the risk that CIT is delayed in implementing its branch strategy, and the risk that CIT becomes subject to liquidity constraints and higher funding costs. We describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on the forward-looking statements contained in this presentation. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law. This presentation is to be used solely as part of CIT management’s continuing investor communications program. This presentation shall not constitute an offer or solicitation in connection with any securities. 1

Providing Financial Solutions to Small and Middle Market Companies and the Transportation Sector Transportation & International Finance      Leasing and financing solutions for Financing and Leasing Assets(1) Aerospace commercial airlines worldwide and business jet operators Total $35 Billion Rail Leasing and financing solutions to freight shippers and carriers Non-Strategic Portfolios Maritime Financing solutions to owners and $1 Finance operators of oceangoing cargo vessels International Lending and equipment leasing to small and middle market businesses in the UK Finance and China North American North American Commercial Finance Transportation & Commercial      International Finance Real Estate Senior secured commercial real estate Finance $16 loans to developers and other commercial Finance $18 real estate professionals      Corporate Lending, leasing, and other financial and Finance advisory services to the middle market Equipment Leasing and equipment loan solutions to small businesses and middle market Finance companies Commercial Leading provider of factoring and financing Services to consumer finance companies (1) Financing and Leasing assets include loans, operating lease equipment and assets held for sale; data as of 6/30/14. 2Q14 Earnings Call 2

Performance Highlights & Trends

At or For the Period Ended	Q2 '14	Q1 '14	Q4 '13	Q3 '13	Q2 '13	FY '13	FY '12
EPS (Diluted) – Total	**$1.29**	$0.59	$0.65	$0.99	$0.91	$3.35	($2.95)
EPS (Diluted) – Continuing Ops.	**$1.02**	$0.58	$0.61	$0.95	$0.87	$3.19	($2.67)
Book Value Per Share	**$46.42**	$45.10	$44.78	$44.16	$43.16	$44.78	$41.49
Tangible Book Value Per Share	**$44.16**	$42.94	$42.98	$42.36	$41.33	$42.98	$39.61
Continuing Ops. Profitability Metrics as a % of AEA [(1)]							
Net Finance Margin	**4.35%**	4.01%	4.23%	4.56%	4.87%	4.61%	(0.09%)
Adjusted Net Finance Margin [(2)]	**4.26%**	4.01%	4.29%	4.56%	4.97%	4.71%	4.58%
Provision for Credit Losses	**(0.12%)**	(0.46%)	(0.19%)	(0.22%)	(0.19%)	(0.22%)	(0.19%)
Other Income	**1.13%**	0.89%	1.66%	1.37%	1.05%	1.27%	2.23%
Operating Expenses	**(2.71%)**	(2.91%)	(3.70%)	(3.01%)	(3.00%)	(3.22%)	(3.24%)
Pre-tax Income	**2.64%**	1.53%	2.00%	2.71%	2.73%	2.44%	(1.50%)
Net Charge-offs (% of AFR [(3)])	**0.45%**	0.76%	0.32%	0.59%	0.63%	0.44%	0.46%
Non-accrual Loans (% of FR [(4)])	**1.02%**	1.18%	1.29%	1.41%	1.53%	1.29%	1.92%
Total Capital Ratio [(5)]	**16.7%**	16.8%	17.4%	17.4%	17.0%	17.4%	17.0%
Tier 1 Capital Ratio [(5)]	**16.0%**	16.1%	16.7%	16.7%	16.3%	16.7%	16.2%

[(1)] Average earning assets (AEA) is computed using month end balances and is the average of finance receivables, operating lease equipment and financing and leasing assets held for sale less the credit balances of factoring clients.
[(2)] Excluding accelerated FSA net discount / premium and other charges on debt redemptions and accelerated OID (original issue discount) on debt extinguishment related to the TRS facility. Adjusted net finance margin is a non-GAAP measure; please see the non-GAAP disclosures in our second quarter press release for a reconciliation of non-GAAP to GAAP financial information.
[(3)] Average finance receivables (AFR) is computed using month end balances and is the average of finance receivables (as defined below). It excludes operating lease equipment.
[(4)] Finance receivables (FR) include loans, direct financing lease and leverage lease receivables and factoring receivables.
[(5)] Capital ratios are preliminary as of 6/30/14

2Q14 Earnings Call

3

Portfolio Trends – (Continuing Operations) ($ Billions) Total Assets 50.0 43.3 44.9 44.2 45% 40.7 42.3 40.0 Assets Assets      16.8 40% Assets 13.9 14.7 16.1 18.3 30.0 35% Total 20.0 Bank Total      26.8 27.6 27.2 28.1 25.9 30% to 10.0 CIT % 0.0 25% Q2 '13 Q3 '13 Q4 '13 Q1 '14 Q2 '14 All Other Assets CIT Bank Assets CIT Bank Assets % of Total Assets Financing and Leasing Assets 40.0      33.9 34.7 31.7 32.1 32.7 30.0 15.2 15.7 14.7 15.0 14.3 20.0 10.0 18.4 15.4 15.6 16.4 17.6 0.0 Q2 '13 Q3 '13 Q4 '13 Q1 '14 Q2 '14 TIF NACF NSP 2Q14 Earnings Call 4

Adjusted Net Finance Margin [1] – 2Q'14 vs. 1Q'14 Walk



4.01%
~15 bps
Funding Cost
~(5) bps
Portfolio Repricing
~4.10%
~5 bps
Prepayments / Interest Recoveries
~10 bps
Op Lease Expenses
4.26%
Q1 '14
Q2 '14

- Improved funding cost primarily from recent debt actions
- Decline from portfolio repricing

- Higher prepayment benefits in 2Q
- Lower operating lease expenses due to timing and end of lease strategies

[1] Adjusted Net Finance Margin is reported net finance revenue increased by accelerated FSA net discount/(premium) on debt extinguishments and repurchases and debt related prepayment costs, reduced by accelerated OID accretion; as a % of average earning assets.

2Q14 Earnings Call
5

Other Income – Components (Continuing Operations) ($ Millions) Other Income      Key Drivers Line Item $128      1.5% Factoring§ Factoring Volume and Mix $105 Commissions      § Commission Rates $94 $79 Fee§ Market Pricing $71 1.0% Revenues § M&A Market      Gain on Sales§ Residual Realization of Leasing§ Portfolio Management 0.5% Equipment of Operating Equipment§ Gains (Losses) on Loan & Portfolio Sales 0.0%§ Impairment on Assets Held for Sale 0 All      § Recoveries of Loans Other Charged off Pre-Income Emergence and Loans -0.5% Charged off Prior to Q2 '13 Q3 '13 Q4 '13 Q1 '14 Q2 '14 Transfer to Held for Sale§ Counterparty Receivable Factoring commissions Accretion Fee revenues Factoring commissions & Fee revenues % of AEA Gains on sales of leasing equipment Factoring commissions, Fee revenues & Gains on sales of leasing equipment % of AEA All other income (1) (1) All other income includes: Gains (losses) on loan and portfolio sales, impairment on assets held for sale, recoveries of loans charged off pre-emergence and loans charged off prior to transfer to held for sale, counterparty receivable accretion, gain on investments, gains (losses) on derivatives and foreign currency exchange, and other revenues. 2Q14 Earnings Call 6

Operating Expenses – (Continuing Operations) ($ Millions) 400.0 3.5% 350.0 2.88% 2.90% 2.87% 2.79% 3.0% 2.64% Charges 300.0 284 2.5% Expenses 234 Restructuring 250.0 226 229 225      2.0% 200.0 Operating      1.5% 150.0 ex. 1.0% AEA 100.0 208 213 211 210 205 to %      0.5% 50.0 0.0 0.0% Q2 '13 Q3 '13 Q4 '13 Q1 '14 Q2 '14 All Other Operating Expenses Restructuring Charges Deposit Related Tax Agreement Settlement % of AEA ex. Restructuring Charges / Tax Settlement 2Q14 Earnings Call 7 7

Asset Quality – (Continuing Operations) ($ Millions) Non-accrual Loans & Net Charge-offs 300 279 1.5% 258 Loans 250 241 AFR 218 1.2% to 200 190      % accrual 0.9% 150 -offs 0.6% Charge 100 – 0.3% Non 50 0 0.0% Net Q2 '13 Q3 '13 Q4 '13 Q1 '14 Q2 '14 (1) Non-accrual Loans Net Charge-offs % to AFR Losses 500 Allowance for Loan Losses Losses      2.9% 450 400 367 356 356 353 2.7% 341 350 2.5% Loan 300 Loan FR      2.3% for 250 to      200 2.1%for Allowance % Allowance 150      1.9% 100 1.7% 50 0 1.5% Q2 '13 Q3 '13 Q4 '13 Q1 '14 Q2 '14 Allowance for Loan Losses Allowance for Loan Losses % to FR (1) Q2’14 , Q1’14, Q4’13, Q3’13 and Q2’13 include approximately $12 million, $14 million, $5 million, $12 million and $21 million, respectively, of charge-offs related to the transfer of loans to held for sale; exclusive of these charge-offs, net charge-offs as a % to AFR would have been 21 bps, 46 bps, 23 bps, 32 bps and 17 bps, respectively. 2Q14 Earnings Call 8

Pre-tax Return on Average Earning Assets


~10 bps
~15 bps
~30 bps
~55 bps
Adjusted Net Finance Margin
Operating Expenses
Loss Provision
Other Items
1.53%
2.64%
~ 2.00%
Q1 '14
Q2 '14
Near-term Outlook

Other Items:

- ~15 bps **NFM** - higher prepayment benefits and lower operating lease expenses
- ~10 bps **NFM** – securitization restructuring in TRS
- ~11 bps **Other Income** - securitization restructuring in TRS
- ~13 bps **Other Income** - TRS mark-to-market
- ~5 bps **Expenses** – decrease in restructuring charges

2Q14 Earnings Call
9

Profitability Metrics (1) Near-term      1Q’14 2Q’14 1H’14 Outlook (12-18 months) Net Finance 4.01% 4.26% 4.13% 3.75% - 4.25% Margin (2) Credit Provision (0.46%) (0.12%) (0.29%) (0.35%) – (0.75%) Other Income 0.89% 1.13% 1.01% 0.75% - 1.00% Operating Expenses (2.79%) (2.64%) (2.71%) (2.00%) – (2.50%) (ex. restructuring) Pre-tax Income 1.53% 2.64% 2.09% ~2.00% (ROAEA) (1) % of average earning assets (2) Adjusted for debt refinancing costs 2Q14 Earnings Call 10